UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 24, 2019

Brighthouse Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11225 North Community House Road Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (980) 365-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BHF	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.600% Non-Cumulative Preferred Stock, Series A	BHFAP	The Nasdaq Stock Market LLC
6.250% Junior Subordinated Debentures due 2058	BHFAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2019, Brighthouse Financial, Inc. (“Brighthouse Financial” or the “Company”) issued a news release announcing that Edward Spehar will join the Company on July 29, 2019, and will assume the position of Executive Vice President and Chief Financial Officer, effective August 12, 2019. A copy of the news release is attached hereto as Exhibit 99.1. Conor E. Murphy’s service as the Company’s Interim Chief Financial Officer will cease when Mr. Spehar assumes the role of Executive Vice President and Chief Financial Officer, and Mr. Murphy will continue as the Company’s Executive Vice President and Chief Operating Officer.

From August 2018 until July 2019, Mr. Spehar, age 54, served as Executive Vice President and Treasurer of MetLife, Inc. (“MetLife”), a global insurance and financial services company. He also served as the Chief Financial Officer of MetLife’s Europe, Middle East and Africa segment from July 2016 until February 2019 and as MetLife’s Senior Vice President and Head of Investor Relations from November 2012 until June 2016. Prior to joining MetLife, Mr. Spehar spent 23 years as an equity research analyst, specializing in the insurance industry.

Pursuant to an offer letter (the “Offer Letter”) in connection with his appointment, Mr. Spehar will receive an annual base salary of $600,000 (prorated from his start date). He will have a target annual bonus opportunity under the Company’s short-term incentive plan of 140% of his annual base salary (prorated for fiscal 2019) and will be eligible to receive equity awards under the Company’s annual long-term incentive plan for fiscal 2019 with a target opportunity valued at $1,050,000 as of the grant date for such awards, in each case subject to individual performance and the Company’s achievement of certain specified performance goals.

Mr. Spehar will also receive a sign-on payment of $597,900 (the “Sign-On Payment”), payable following 30 completed calendar days of service, subject to repayment under certain circumstances if Mr. Spehar’s employment is terminated prior to July 29, 2020. In addition, subject to Mr. Spehar’s continued employment with the Company, on September 3, 2019 (the “Grant Date”), he will receive: (1) an award of restricted stock units (“RSUs”) valued at $197,000 as of the Grant Date that vest on the first anniversary of the Grant Date and (2) an award of RSUs valued at $330,300 as of the Grant Date that vest on the third anniversary of the Grant Date (in each case with the number of RSUs subject to the award to be determined based on the closing price of the Company’s common stock as of the Grant Date), granted under the Brighthouse Financial, Inc. 2017 Stock and Incentive Compensation Plan, as amended (the “Plan”). The Sign-On Payment and RSU awards are intended to replace incentives from his prior employer relinquished by Mr. Spehar to join the Company. The RSU awards are subject to the terms of the Plan and the applicable award agreement (including the award agreement supplement).

The foregoing description of the Offer Letter with Mr. Spehar is qualified in its entirety by reference to the terms and conditions of the Offer Letter, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated as of July 24, 2019, between Brighthouse Services, LLC and Edward Spehar.

99.1	News release of Brighthouse Financial, Inc., dated July 24, 2019, announcing Edward Spehar’s appointment as Executive Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ D. Burt Arrington
Name:	D. Burt Arrington
Title:	Corporate Secretary

Date: July 24, 2019